Exhibit 99.1
XERIS BIOPHARMA WELCOMES MENASSIE M. TADDESE TO BOARD OF DIRECTORS

Experienced biopharmaceutical executive brings global commercial leadership, financial expertise, and public company governance experience

CHICAGO – November 2, 2026 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a leading endocrine and rare disease biopharmaceutical company committed to helping people realize better lives through the development and commercialization of innovative medicines, today announced the appointment of Menassie M. Taddese to its Board of Directors, effective today. Taddese will also serve on the Board’s Audit Committee.

“We are delighted to welcome Menassie to the Xeris Board,” said John Shannon, Chairman and Chief Executive Officer of Xeris. “His experience leading complex, pharmaceutical businesses, driving financial performance, and overseeing public company audit and governance matters will bring a valuable perspective to our Board. We look forward to benefiting from his leadership as we continue to execute our strategy and pursue long-term value creation.”

“I am pleased to join the Xeris Board of Directors as they continue to grow their commercial portfolio and advance their late-stage clinical pipeline medicine XP-8121,” said. Mr. Taddese. “I look forward to working with my fellow Board members and the Xeris management team as they continue their disciplined execution.”

About Menassie M. Taddese
Menassie M. Taddese is a biopharmaceutical executive with nearly 30 years of global leadership experience spanning commercial operations, corporate finance, business transformation, and corporate governance. He most recently served as President, Emerging Markets at Viatris, where he led an approximately $3 billion business operating across more than 125 markets, spanning four major therapeutic areas, and employing approximately 3,500 people. During his tenure, he led the integration of the Mylan and Upjohn businesses, exceeded projected financial performance, and expanded operating margins.
Previously, Taddese spent more than 20 years at Pfizer in roles spanning corporate finance, treasury, commercial leadership, and general management. He was one of the founding leaders of Pfizer's Upjohn business and served as Vice President and Chief Financial Officer of Pfizer's Global Innovative Pharma Segment North America, an approximately $8 billion business.

In addition to his executive leadership experience, Taddese brings significant board and financial oversight expertise. He serves as an independent director and Chair of the Audit Committee at Medexus Pharmaceuticals (TSX: MDP). His other board and advisory roles include the Business Council for International Understanding, the American School of Dubai and One Acre Fund. He is also a Senior Advisor at EMIR Group.

Taddese holds an MBA in Finance with distinction from Penn State Smeal College of Business and completed an Executive Program in Management at Columbia Business School. His professional honors include the Pharmaceutical Executive Emerging Leader Award and the Penn State Smeal College of Business Distinguished Achievement Award.

About Xeris Biopharma
Xeris Biopharma Holdings, Inc. (Nasdaq: XERS) is a leading endocrine and rare disease biopharmaceutical company committed to helping people realize better lives through the development and commercialization of innovative medicines for serious diseases with significant unmet medical need. Xeris has three commercially available products: Recorlev®, a cortisol synthesis inhibitor for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for the treatment of hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for Xeris and its partners.

Exhibit 99.1

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding, the composition of its Board of Directors, the Company’s ability to continue to demonstrate rapid growth of its commercial portfolio, the advancement of its pipeline, its ability to deliver long-term value for shareholders, future board capabilities, the market and therapeutic potential of its products and product candidates, and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its collaborators’ ability to protect its intellectual property and proprietary technology, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, changes in governmental priorities and resources, announced or implemented tariffs, and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor and Media Contact
Cristi Barnett
Vice President, Investor Relations
ir@xerispharma.com